Exhibit 99.1

SandRidge Energy Announces Board of Director Changes and Nomination of Directors for Election at 2018 Shareholder Meeting

Michael L. Bennett Appointed Chairman Replacing John V. Genova

Kenneth H. Beer Appointed as New Independent Director

Board Recommends Shareholders Elect its Highly-Qualified Nominees

OKLAHOMA CITY, April 18, 2018 — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today announced that Michael L. Bennett, who has served on the Board since October 2016, has been appointed Chairman, replacing John V. Genova who has elected to retire from the Board, effective immediately. The Company also announced the appointment of Kenneth H. Beer as a new independent director, filling the vacancy following Mr. Genova’s retirement.

“Under John’s leadership, the SandRidge Board has engaged extensively with shareholders, implemented a new operating plan to reduce costs and capital expenditures, refreshed our Board, and reshaped and refocused the management team. Importantly, we launched a strategic review to maximize shareholder value following our recent rejection of an inadequate merger proposal from another company,” said Mr. Bennett.

Mr. Bennett added, “We thank John for his significant contributions to SandRidge and wish him well in his future endeavors. The SandRidge Board and management team are pleased to welcome Ken Beer to our Board. Ken brings extensive oil and gas industry knowledge, financial expertise and corporate management experience. We are confident that he will be a valuable addition to the Board as we move forward to address the challenges and explore the opportunities to realize greater value for all SandRidge shareholders.”

SandRidge Recommends Election of its Highly-Qualified Board Nominees

SandRidge also announced that it will be filing its preliminary proxy statement for its 2018 Annual Meeting with the Securities and Exchange Commission shortly. At this year’s Annual Meeting shareholders will be given the opportunity to elect directors and vote on three other proposals. The Board believes that the current SandRidge directors are highly qualified to serve the best interests of all SandRidge shareholders. The Company is confident that its nominees – Michael L. Bennett, Sylvia K. Barnes, William M. Griffin, David J. Kornder, and Kenneth H. Beer – possess the necessary qualifications, independence, and knowledge of SandRidge’s business and industry risks and drivers to lead the company forward through this evolutionary period.

“Our current directors are committed to executing our strategic plan as we complete the strategic review and continue to act on behalf of all SandRidge shareholders,” said Mr. Bennett. “As a Board, we have solicited and acted decisively on feedback from our shareholders to focus on our core assets, cut operating costs, right-size capital expenditures, and initiate a fair and thorough strategic review process to maximize shareholder value. In contrast, by nominating directors, Mr. Icahn has chosen to pursue an obvious attempt to circumvent the thorough and unbiased strategic process currently underway in favor of a narrowly defined, cash-only process potentially rigged for his benefit.”

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

The Board continues to offer Mr. Icahn the full opportunity to participate in its strategic review process and is disappointed that he and his affiliates have determined to bypass the process and attempt to seize control of the Board of Directors without any assurance of a fair premium to all investors. The Board believes that selecting the full, non-independent slate of directors proposed by Mr. Icahn is not in the best interest of all shareholders and presents numerous potential conflicts. The SandRidge Board has made many attempts to constructively discuss possible changes to our Board’s composition with Mr. Icahn, including offers to consider independent candidates if he wanted to propose them. While Mr. Icahn has refused to accept any of these offers, as part of our ongoing commitment to good governance, the SandRidge Board will evaluate Mr. Icahn’s candidates individually and will consider qualified, independent persons that share the Board’s focus on maximizing value and representing the best interests of all shareholders.

Board Supports Continuation of Limited Duration Rights Plan

In order to allow the Board to complete the strategic review process on a timely basis and not allow Icahn or any other party to acquire defacto control of the Company through open market or private purchases, the Board is asking shareholders to vote in favor of retaining the limited duration rights plan in place until November 26, 2018. The limited duration rights plan was adopted with two important features: one that required the directors to put the rights plan to a vote at this Annual Meeting as a condition to it remaining in place until November and a second which exempted any qualifying all-cash tender offers made for all shares of SandRidge’s common stock. This feature protects all shareholders from coercive or inadequate offers and gives all shareholders the right to vote on it at this Annual Meeting. This added feature puts the decision on whether to keep the limited duration rights plan in place long enough for the strategic review to be completed fully in the hands of independent shareholders.

Board is Taking Action and Delivering Results

The SandRidge Board is conducting a formal and thorough process to evaluate strategic alternatives, which may include divestment or joint venture opportunities associated with our North Park Basin assets, potential corporate and asset combination options with other companies and/or a sale of the Company. SandRidge has committed to evaluate any credible offers to acquire the Company, including offers from Icahn Capital, and will pursue options that maximize shareholder value.

As the Board conducts this process, SandRidge continues to implement a decisive set of actions focused on maximizing shareholder value which have already delivered clear results:

•	Solid Operating Performance. In 2017, SandRidge met or exceeded its production and cost targets for the year. In addition, the Company’s actions enabled it to increase:

•	Proved reserves to 177.6 MMBoe, with a 130% reserve replacement ratio;

•	Total present value of proved reserves to $749.3 million (discounted at 10% per annum and calculated in accordance with GAAP).

•	Improved Financial Discipline. SandRidge has initiated action to reduce general and administrative cash expenses by one-third to $36-$39 million per year. Following the implementation of this plan, the Company will have reduced general and administrative expenses by 50% since emerging from bankruptcy in October 2016.

In addition, SandRidge has implemented a focused capital program with moderate outspend reducing its capital expenditure budget for 2018 to $180-$190 million from $247 million in 2017.

•	New Management and Directors. In early 2018, the Board implemented a management transition plan, including a new President and Chief Executive Officer and Chief Financial Officer.

The Board has also added two new directors – Sylvia Barnes and Ken Beer – who bring valuable experience in capital markets and the energy industry to the Company’s Board. With the addition of Ms. Barnes and Mr. Beer, 40% of the Board is new since the beginning of 2018, bringing independent individuals with new ideas and perspectives and the same focus on value creation to the Board.

•	Aligning Pay with Performance. The Board has taken considerable actions to address concerns related to compensation raised over the past year. These efforts include eliminating the compensation program adopted by the prior Board in connection with the Company’s reorganization in favor of a balanced program consisting of a more modest base salary and a greater percentage of performance-based annual incentives; and retaining a new independent compensation consultant.

The Company has also transitioned to granting restricted stock awards with double trigger vesting and, for 2018, committed that at least half of long-term incentive equity awards would be performance based and the Compensation Committee will consider further changes and suggestions by shareholders for improvements consistent with best practices in the industry.

About Kenneth H. Beer

Mr. Beer has been Executive Vice President and Chief Financial Officer for Stone Energy since January 2011, and previously served as Senior Vice President and Chief Financial Officer since August 2005. Mr. Beer joined Stone Energy after a distinguished career as an energy analyst. Mr. Beer was a partner at the investment banking firm of Johnson Rice & Company, where he served as director of research and a senior energy analyst. Prior to joining Johnson Rice in 1992, he spent five years as an energy analyst and investment banker at Howard Weil Incorporated and prior to that, two years as an associate at the Boston Consulting Group. Mr. Beer received an A.B. degree in Economics from Dartmouth College in 1979 and an M.B.A. from Stanford University in 1983.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation across 360,000 net acres in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the Northwest STACK Play in Oklahoma and multiple oil rich Niobrara benches across our 125,000 net acres in the North Park Basin in Colorado.

Important Additional Information

SandRidge, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company common stock and restricted stock is included in the Company’s SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website www.sandridgeenergy.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.sandridgeenergy.com in the section “Investor Relations.”

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements concerning our expectations for future performance, including statements regarding the exploration of strategic alternatives, the pursuit of options that maximize shareholder value and the consideration of candidates for nomination to SandRidge’s Board of Directors. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: uncertain outcome, impact, effects and results of SandRidge’s exploration of strategic alternatives; and any changes in general economic or industry specific conditions. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue Oklahoma City, OK 73102

+1 (405) 429-5515

MacKenzie Partners, Inc.

Dan Burch, +1 (212) 929-5748, dburch@mackenziepartners.com

Paul Schulman, +1 (212) 929-5364, pschulman@mackenziepartners.com

Media Contact:

SVC

Bryan Locke, +1 (312) 895-4700, blocke@sardverb.com

Kelly Kimberly, +1 (832) 680-5120, kkimberly@sardverb.com